Exhibit 99.1
Investor Contact: Zac Nagle, Vice President — Investor Relations (972) 443-6557
Media Contact: Lars Rosene, Vice President— Global Communications and Public Affairs (469) 420-3264
     FOR IMMEDIATE RELEASE
John Friedery and Joe Harlan Named to Flowserve Board of
Directors
DALLAS—August 16, 2007— Flowserve Corp. (NYSE: FLS) announced today that John R. Friedery and Joe E. Harlan were elected by its board of directors to join the board effective immediately. Friedery, 51, is currently senior vice president and chief operating officer for the packaging products, Americas group of Ball Corp. (NYSE: BLL), a packaging products business. Harlan, 48, is currently executive vice president of the electro and communications business for 3M Company (NYSE: MMM), a diversified technology company.
Friedery has served as the president of metal beverage container operations, as well as in other leadership roles at Ball Corp. since 1988. Prior to his roles at Ball Corp., he served in field operations for Dresser/Atlas Well Services and in operations, exploration and production for Nondorf Oil and Gas.
Harlan has served as vice president of corporate financial planning and analysis and president and chief executive officer, Sumitomo 3M Ltd in his previous roles at 3M. Prior to his roles at 3M, Harlan served in numerous leadership roles at General Electric

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

from 1981 to 2001, leaving the company as vice president and chief financial officer, GE Lighting Group (USA).
“We are very pleased with the addition of John and Joe as members of the Flowserve board of directors,” said Kevin E. Sheehan, Chairman of the board.
“John and Joe bring a solid understanding of the global marketplace and proven leadership experience in diverse industries and I am confident that they will have a positive impact on the board for years to come,” said Lewis M. Kling, President and CEO of Flowserve
Friedery holds a bachelor of science degree in geology from the College of William and Mary and an MBA from the University of Tampa. He also completed the Harvard Business School Advanced Management Program.
Harlan earned a bachelor of science degree in finance and economics from Indiana University in Bloomington, Indiana.
     About Flowserve Corp.
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements. Forward looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe”, “seek”, “anticipate”, “plan”, “estimate”, “expect”, “intend”, “project”, “forecast”, “predict”, “potential”, “continue”, “will”, “may”, “could”, “should”, and other words of similar meaning are intended to identify forward-looking statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and

Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com

achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: inherent limitations of the effectiveness of our internal control over financial; potential adverse consequences resulting from securities class action litigation and other litigation, including asbestos-containing product claims; the possibility of adverse consequences related to the domestic and foreign government regarding our participation in the United Nations Oil-for-Food Program; the possibility of adverse consequences of governmental tax audits of our tax returns, including the ongoing IRS audit of our U.S. tax returns for the years 2002 through 2004; our ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured or assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for our products or competitors’ responses to our strategies; our inability to continue to expand our market presence through acquisitions, and unforeseen integration difficulties or costs resulting from acquisitions; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, including the continuing conflict in Iraq, uncertainties in certain Middle Eastern countries such as Iran, and their potential impact on Middle Eastern markets and global petroleum producers; our ability to comply with the laws and regulations affecting our international operations, including the U.S. export laws, and the effect of any noncompliance; the potential adverse impact of a significant downturn in petroleum, chemical, power and water industries; changes in economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; unanticipated higher costs associated with environmental compliance and liabilities; our relative geographical profitability and its impact on our utilization of foreign tax credits; the potential impact of our indebtedness on cash flows and our ability to meet the financial covenants and other requirements in our debt agreements; any terrorist attacks; adverse changes in the regulatory climate and other legal obligations imposed on us; and other factors described from time to time in our filings with the SEC. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.
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Flowserve Corporation	5215 North O’Connor Boulevard	Phone 972-443-6500
World Headquarters	Suite 2300	Facsimile 972-443-6800
	Irving, Texas 75039 USA	www.flowserve.com